UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2012, an amendment (the “Plan Amendment”) to the 2012 Stock Incentive Plan of Black Ridge Oil & Gas, Inc. (the “Company”) became effective. The Plan Amendment allows for the one-time re-pricing and re-granting of stock options for certain optionholders. The Plan Amendment did not alter any other terms of the Plan. A copy of the Plan Amendment is attached to this Report as Exhibit 10.1.

Pursuant to the Plan Amendment, certain officers and employees of the Company agreed to the cancellation of their current stock option agreements in exchange for new stock option agreements. Under the new stock option agreements, each optionee’s original number of stock options remains the same. The following Company executive officers were affected by the issuance of new stock option agreements: Kenneth DeCubellis, Chief Executive Officer; and James Moe, Chief Financial Officer. Mr. DeCubellis and Mr. Moe, whose grants of 1,000,000 and 500,000 shares, respectively, remain the same, will have a new exercise price of $0.27. These options will vest in five equal annual installments, commencing one year from the date of grant on September 25, 2013, and continuing on the next four anniversaries thereof until fully vested.

The foregoing description of the re-pricing does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stock Option Agreement, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment of 2012 Stock Incentive Plan
10.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

(Registrant)

Date: September 27, 2012

/s/ James Moe, Chief Financial Officer

James Moe, Chief Financial Officer